EXHIBIT 21.1

SUBSIDIARIES OF HAEMONETICS CORPORATION

Entity Name	Jurisdiction of Incorporation
5D Information Management, Inc.	Delaware
Arryx, Inc.	Nevada
Global Med Technologies, Inc.	Colorado
Haemonetics (Hong Kong) Limited	Hong Kong
Haemonetics (Hong Kong) Limited Liaison Office	Haryana - India
Haemonetics (UK) Limited	United Kingdom
Haemonetics Asia Incorporated	Delaware
Haemonetics Asia Incorporated Taiwan Branch	Unknown
Haemonetics Asia UK Ltd.	England/Wales
Haemonetics Asia, Inc.	Taipei - Taiwan
Haemonetics Australia PTY Ltd.	Victoria
Haemonetics Belgium NV	Brussels - Belgium
Haemonetics BV	Breda - Netherlands
Haemonetics Canada Ltd.	British Columbia
Haemonetics CZ, spol. s.r.o.	Brno - Czech Republic
Haemonetics France S.a.r.l	Plaisir - France
Haemonetics GmbH	Munich - Germany
Haemonetics Handelsgesellschaft m.b.H.	Vienna - Austria
Haemonetics Healthcare India Private Limited	India
Haemonetics Hospitalar Ltda.	Sao Paulo - Brazil
Haemonetics International Finance S.a.r.l.	Luxembourg
Haemonetics International Holdings GmbH	Luzern, Switzerland
Haemonetics IP HC Sarl	Signy - Switzerland
Haemonetics Italia s.r.l.	Milan - Italy
Haemonetics Japan GK	Toyko - Japan
Haemonetics Korea, Inc.	Seoul - Korea
Haemonetics Limited	Bedfordshire - United Kingdom
Haemonetics Manufacturing, Inc.	Delaware
Haemonetics Massachusetts Security Corporation	Massachusetts
Haemonetics Medical Devices (Shanghai) International Trading Co., Ltd.	Shanghai - China
Haemonetics New Zealand Limited	New Zealand
Haemonetics Produzione Italia S.r.l.	Italy
Haemonetics Puerto Rico LLC	Puerto Rico
Haemonetics S.A.	Signy - Switzerland
Haemonetics S.A. Representative Office	Beirut - Lebanon
Haemonetics S.A. Representative Office	Madrid
Haemonetics S.A. Representative Office	Moscow - Russia
Haemonetics Scandinavia AB	Lund - Sweden
Haemonetics Singapore Pte. Ltd.	Singapore
Haemoscope Corporation	Massachusetts
Inlog SAS	France

Inlog Deutschland GmbH	Germany
Inlog Holdings France SAS	France
Neoteric Technology (UK) Ltd.	Coventry - United Kingdom
Transfusion Technologies Corporation	Delaware